Exhibit 99.1

        News Release

For more information, please contact:

Teresa Paulsen                    MEDIA

Vice President,

Communication & External Relations

tel: 402-240-5210

Chris Klinefelter                ANALYSTS

Vice President, Investor Relations

tel: 402-240-4154

www.conagrafoods.com

FOR IMMEDIATE RELEASE

ConAgra Foods Revises Fiscal 2015 EPS Outlook;

Fiscal 2015 Comparable EPS $2.13-$2.18;

Fiscal 2015 Debt Reduction Goal Reaffirmed;

Commitment to Strong Dividend Reaffirmed

OMAHA, Neb., Feb. 12, 2015 – Today ConAgra Foods (NYSE: CAG) is announcing that fiscal 2015 comparable EPS is expected to be lower than previously planned. The company originally expected to post a mid-single digit rate of comparable EPS growth in fiscal 2015; the company now expects comparable fiscal 2015 EPS to be in the range of $2.13-$2.18. Fiscal 2015 operating cash flow is expected to approximate $1.6 billion, and the company expects to meet its debt reduction goals this year. The company remains committed to a strong dividend.

A strengthening dollar has negatively impacted the EPS outlook, as has a higher-than-planned mark-to-market loss from certain commodity index hedges as discussed in the company’s fiscal second-quarter earnings release. Two operating issues account for the majority of the change in EPS expectations:

•	Profitability for the Private Brands segment is weaker than planned due to a highly competitive bidding environment, as well as execution shortfalls, which together have negatively impacted recent results and near-term expectations for volumes, pricing, and margins. The company is highly focused on implementing significant changes to improve execution, strengthen customer relationships, and improve the outcome of future bids; these changes have begun and will continue to be implemented over the next several quarters, and are expected to start improving results in fiscal 2016. As a result of the weaker profit outlook, the company will be evaluating the need for an additional non-cash impairment charge on the carrying value of goodwill in the Private Brands segment in connection with the preparation of the company’s fiscal third-quarter financial statements.

-more-

CONAGRA FOODS

•	The ongoing longshoremen labor dispute on the U.S. West Coast has continued longer than the company expected, which has negatively impacted exports of Lamb Weston potato products (in the Commercial Foods segment) to international markets. To a lesser extent, some international shipments for branded products in the Consumer Foods segment have been impacted as well. The company originally expected the labor dispute to be resolved in the winter, but now assumes the dispute will continue into the spring. The company also expects a backlog of shipments for some period of time after the dispute is resolved. The items discussed above are reflected in the company’s expectations for lower-than-planned financial performance for the remainder of the fiscal year. The company also assumes that the situation surrounding the dispute does not deteriorate even further and impact shipment volumes more severely.

•	The impact of these issues has been partially offset by strong SG&A efficiencies.

The company currently expects fiscal 2015 full year comparable EPS to be in the range of $2.13-$2.18. Taking all of the previously mentioned factors into consideration, as well as the timing of the mark-to-market loss, the company currently expects:

•	Comparable fiscal 2015 third-quarter EPS to be in the range of $0.10 below the comparable $0.62 earned in the third quarter of fiscal 2014.

•	Growth in comparable 2015 fiscal fourth-quarter EPS partially due to the fifty-third week this fiscal year.

The company will discuss relevant financial details in its fiscal 2015 third quarter earnings release scheduled for March 26, 2015.

-more-

CONAGRA FOODS

ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s largest packaged food companies with branded and private branded food found in 99 percent of America’s households, as well as a strong commercial foods business serving restaurants and foodservice operations globally. Consumers can find recognized brands such as Banquet®, Chef Boyardee®, Egg Beaters®, Healthy Choice®, Hebrew National®, Hunt’s®, Marie Callender’s®, Orville Redenbacher’s®, PAM®, Peter Pan®, Reddi-wip®, Slim Jim®, Snack Pack® and many other ConAgra Foods brands, along with food sold by ConAgra Foods under private brand labels, in grocery, convenience, mass merchandise, club and drug stores. Additionally, ConAgra Foods supplies frozen potato and sweet potato products as well as other vegetable, spice, bakery and grain products to commercial and foodservice customers. ConAgra Foods operates ReadySetEat.com, an interactive recipe website that provides consumers with easy dinner recipes and more. For more information, please visit us at www.conagrafoods.com.

-more-

CONAGRA FOODS

Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to realize the synergies and benefits contemplated by the acquisition of Ralcorp and its ability to promptly and effectively integrate the business of Ralcorp; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the Ardent Mills joint venture; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; the effectiveness of ConAgra Foods’ product pricing, including product innovation, any pricing actions and changes in promotional strategies; the ultimate outcome of litigation, including litigation related to the lead paint and pigment matters; future economic circumstances; industry conditions; the effectiveness of ConAgra Foods’ hedging activities, including volatility in commodities that could negatively impact ConAgra Foods’ derivative positions and, in turn, ConAgra Foods’ earnings; ConAgra Foods’ ability to execute its operating and restructuring plans and achieve operating efficiencies; the success of ConAgra Foods’ cost-saving initiatives, innovation, and marketing investments; the competitive environment and related market conditions; the ultimate impact of any ConAgra Foods’ product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; the longshoremen labor dispute on the U.S. West Coast and its impact on ConAgra Foods’ exports; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this press release to reflect future events or circumstances or otherwise.

-more-

CONAGRA FOODS

Regulation G Disclosure

Below is a reconciliation of Q3 FY14 diluted earnings per share from continuing operations, and FY14 diluted earnings per share from continuing operations, adjusted for items impacting comparability. Amounts may be impacted by rounding.

Q3 FY14 Diluted EPS from Continuing Operations

Reconciliation for Regulation G Purposes

Q3 FY14
Diluted EPS from continuing operations	$0.52
Items impacting comparability:
Net expense related to settlement of interest rate derivatives	0.08
Restructuring and integration costs (including acquisition-related restructuring)	0.06
Net expense related to impairment costs in the Commercial Foods segment	0.02
Net benefit related to the resolution of certain tax matters	(0.04)
Net benefit related to unallocated mark-to-market impact of derivatives	(0.08)
Rounding	0.01

Diluted EPS from continuing operations, adjusted for items impacting comparability	$0.57
Net EPS contribution previously within continuing operations and subsequently reclassified to discontinued operations:
From milling operations	0.05

Diluted EPS adjusted for items impacting comparability	$0.62

FY14 Diluted EPS from Continuing Operations
Reconciliation for Regulation G Purposes

Total FY14
Diluted EPS from continuing operations	$0.37
Items impacting comparability:
Net expense related to intangible asset impairment charges	1.46
Net expense related to restructuring, transaction, and integration costs	0.23
Net expense related to settlement of interest rate derivatives	0.08
Net expense related to impairment costs, net of gain on sale of non-operating asset, in the Commercial Foods segment	0.03
Net expense related to year-end remeasurement of pensions and early retirement of debt	0.01
Net benefit related to historical legal, insurance, and environmental matters	(0.02)
Net benefit related to unallocated mark-to-market impact of derivatives	(0.05)
Net benefit related to unusual tax matters	(0.16)

Diluted EPS from continuing operations, adjusted for items impacting comparability	$1.95
Net EPS contribution previously within continuing operations and subsequently reclassified to discontinued operations:
From milling operations	0.32
Net expense related to transaction costs	0.02
From other divested businesses	0.01
Net benefit related to sale of flour mills	(0.13)

Diluted EPS adjusted for items impacting comparability	$2.17

# # #